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                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                               ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                    BALLY TOTAL FITNESS HOLDING CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

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

                                      LOGO
                                      LOGO

                    BALLY TOTAL FITNESS HOLDING CORPORATION
                           8700 WEST BRYN MAWR AVENUE
                            CHICAGO, ILLINOIS 60631

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 10, 1999

To our stockholders:

     The annual meeting of stockholders of Bally Total Fitness Holding Corporation will be held at 9:00 a.m. (local time) on June 10, 1999 at Bally's fitness center located at 2000 L Street NW, Washington, D.C. 20036 for the following purposes:

          1. The election of two Class III directors for three-year terms expiring in 2002;

          2. The approval of an amendment to Bally's 1996 Long-Term Incentive Plan to increase the number of shares available for grant under the plan; and

          3. Such other business as may properly come before the annual meeting or any adjournment thereof.

     Stockholders of record as of the close of business on April 12, 1999 will be entitled to notice of and to vote at the annual meeting and any adjournment thereof. The transfer books will not be closed.

     The board of directors of Bally desires to have the maximum stockholder representation at the annual meeting and respectfully requests that you execute, date and return promptly the enclosed proxy card in the postage-paid envelope provided. In order to attend the annual meeting, you must bring the enclosed entrance pass with you. No one will be admitted without the entrance pass.

                                          By order of the board of directors,

                                          Cary A. Gaan, Secretary

Chicago, Illinois
April 12, 1999

--------------------------------------------------------------------------------

                            YOUR VOTE IS IMPORTANT!

             PLEASE EXECUTE, DATE AND RETURN PROMPTLY THE ENCLOSED
               PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.

                                      LOGO
                                      LOGO

                    BALLY TOTAL FITNESS HOLDING CORPORATION
                           8700 WEST BRYN MAWR AVENUE
                            CHICAGO, ILLINOIS 60631

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 10, 1999

     This proxy statement is furnished in connection with the solicitation of proxies on behalf of the board of directors of Bally for use at the annual meeting of stockholders to be held on June 10, 1999, at Bally's fitness center located at 2000 L Street NW, Washington, D.C. 20036, at 9:00 a.m. (local time) and at any adjournment or postponement of the meeting. This statement and the accompanying proxy, together with our annual report to stockholders for the fiscal year ended December 31, 1998, are being mailed to stockholders on or about April 14, 1999.

                               ABOUT THE MEETING

WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

     At the annual meeting, stockholders will act upon the matters outlined in the accompanying notice of meeting, including the election of directors and an amendment to the 1996 Long-Term Incentive Plan. In addition, after the meeting, management will report on our performance during fiscal 1998 and respond to questions from stockholders.

WHO IS ENTITLED TO VOTE?

     Only stockholders of record at the close of business on the record date, April 12, 1999, are entitled to receive notice of the annual meeting and to vote the shares of common stock that they held on that date at the meeting or any postponement or adjournment of the meeting. Each outstanding share entitles its holder to cast one vote on each matter to be voted upon.

WHO CAN ATTEND THE MEETING?

     All stockholders as of the record date, or their duly appointed proxies, may attend the meeting. Registration will begin at 8:00 a.m.

WHAT CONSTITUTES A QUORUM?

     The presence at the meeting, in person or by proxy, of the holders of a majority of the common stock outstanding on April 12, 1999 will constitute a quorum, permitting the meeting to conduct its business. As of the record date, 23,260,110 shares of common stock were outstanding. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

HOW DO I VOTE?

     If you complete and properly sign the accompanying proxy card and return it to LaSalle National Bank, our transfer agent and registrar, it will be voted as you instruct on the proxy card. If you attend the meeting, you may deliver your completed proxy card in person or you may vote in person. At the meeting, the results of stockholder voting will be tabulated by LaSalle National Bank, the independent inspector of elections appointed by Bally for the meeting.

CAN I CHANGE MY VOTE OR REVOKE MY PROXY AFTER I RETURN MY PROXY CARD?

     Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the Secretary of Bally either a notice of revocation or a duly executed proxy bearing a later date. If you vote in person at the meeting, your proxy will be revoked. However, attendance at the meeting will not by itself revoke a previously granted proxy.

WHAT ARE THE BOARD'S RECOMMENDATIONS?

     Unless you give other instructions on your proxy card, the person(s) named as proxy holder(s) on the proxy card will vote in accordance with the recommendations of the board of directors. In summary, the board recommends a vote:

          - FOR election of the nominated slate of directors (see page 3); and

          - FOR approval of the amendment to our 1996 Long-Term Incentive Plan to increase the number of shares available for grant under the plan (see pages 15 through 18).

     With respect to any other matters that properly come before the meeting, the proxy holders will vote using their own discretion.

WHAT VOTE IS REQUIRED TO APPROVE EACH ITEM?

          - Election of Directors. The affirmative vote of the holders of a majority of the shares represented in person or by proxy at the meeting and entitled to vote on the election of directors is required for the election of directors. A properly executed proxy marked "WITHHOLD ALL" with respect to the election of one or more directors will not be noted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

          - Other Items. For each other item, including the amendment to our 1996 Long-Term Incentive Plan, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. A properly executed proxy marked "ABSTAIN" with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

     If you hold your shares in "street name" through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such "broker non-votes" will, however, be counted in determining whether there is a quorum.

                  ELECTION OF DIRECTORS AND SECURITY OWNERSHIP

     At the annual meeting, two Class III directors are to be elected to serve for three-year terms expiring in 2002 or until their successors have been duly elected and qualified. Set forth below are the names of, and certain information with respect to, the persons nominated by the board of directors for election as Class III directors. It is intended that all duly executed proxies in the accompanying form will be voted for the election of such nominees (or such substitute nominees as provided below), unless such authorization has been withheld.

     Authority granted to the persons named in the proxy to vote for nominees is limited to the two nominees proposed by the board of directors and named below, and proxies cannot be voted for a greater number of persons than the number of nominees named. The board of directors is not aware that any of the nominees will be unavailable for service at the date of the annual meeting. If, for any reason, any of the nominees shall become unavailable for election, an event which is not presently anticipated, discretionary authority may be exercised by the persons named in the proxy to vote for substitute nominees proposed by the board of directors.

     In general, "beneficial ownership" includes those shares a stockholder has the power to vote or transfer and stock options or warrants that are exercisable currently or within 60 days. Unless otherwise indicated, all information with respect to ownership of common stock is as of March 31, 1999. On March 31, 1999, Bally had outstanding 23,259,670 shares of common stock. The Shares Owned column includes, in certain circumstances, shares of common stock held in the name of the director's or executive officer's spouse, minor children, or relatives sharing the director's or executive officer's home and, in the case of Mr. Goldberg, shares held by Nugget Partners, L.P., a New Jersey limited partnership, whose sole general partner is Mr. Goldberg, the reporting of which is required by applicable rules of the Securities and Exchange Commission, but as to which shares of common stock the director or executive officer may have disclaimed beneficial ownership. As used in the following tables, an asterisk in the Percentage of Outstanding Stock column means less than 1%.

NOMINEES

                                   CLASS III

                             TERM EXPIRING IN 2002

                                          HAS SERVED    COMMON    OPTIONS/WARRANTS     TOTAL      PERCENTAGE OF
    NAME, AGE, PRINCIPAL OCCUPATION       AS DIRECTOR   SHARES      EXERCISABLE      BENEFICIAL    OUTSTANDING
       AND ADDITIONAL INFORMATION            SINCE       OWNED     WITHIN 60 DAYS    OWNERSHIP        STOCK
----------------------------------------  -----------   ------    ----------------   ----------   -------------
Arthur M. Goldberg, 57                       1990       384,075      2,207,104       2,591,179        10.2%
  Chairman of the board of directors of
  Bally. Mr. Goldberg is President and
  Chief Executive Officer and a director
  of Park Place Entertainment Corp. (an
  operator of hotel-casinos) since
  January 1999. Prior to that he was a
  Director and Executive Vice President
  - Gaming Operations, Hilton Hotels
  Corporation, since December 1996. He
  was Chairman and Chief Executive
  Officer of Bally Entertainment
  Corporation from October 1990 to
  December 1996 and President from
  January 1993 to December 1996. Mr.
  Goldberg also serves as Chairman of
  the board of directors, President and
  Chief Executive Officer of Di Giorgio
  Corporation (a food distributor). Mr.
  Goldberg is also a director of First
  Union Corporation (a financial
  services company) and Managing Partner
  of Arveron Investments L.P. (an
  investment partnership)
J. Kenneth Looloian, 76                      1995        2,500           6,667           9,167           *
  Executive Vice President of Di Giorgio
  Corporation since 1990. Mr. Looloian
  is also a director of Continucare
  Corporation (a manager of outpatient
  rehabilitation programs) and Park
  Place Entertainment Corp.

DIRECTORS CONTINUING IN OFFICE

                                    CLASS II

                             TERM EXPIRING IN 2001

                                          HAS SERVED    COMMON    OPTIONS/WARRANTS     TOTAL      PERCENTAGE OF
    NAME, AGE, PRINCIPAL OCCUPATION       AS DIRECTOR   SHARES      EXERCISABLE      BENEFICIAL    OUTSTANDING
       AND ADDITIONAL INFORMATION            SINCE       OWNED     WITHIN 60 DAYS    OWNERSHIP        STOCK
----------------------------------------  -----------   ------    ----------------   ----------   -------------
Lee S. Hillman, 43                           1992       202,500        877,368       1,079,868        4.5%
  President and Chief Executive Officer
  of Bally. Mr. Hillman is also a
  director of Holmes Place, Plc. (an
  operator of fitness centers in the
  United Kingdom.)
James F. Mc Anally, M.D., 49                 1995        2,000           6,667           8,667           *
  Private practitioner who specializes
  in hypertension and kidney disease.
  Dr. Mc Anally is also the Medical
  Director of Nephrology Services at
  Elizabeth General Medical Center in
  Elizabeth, New Jersey and the Chief of
  Nephrology at St. Elizabeth's Hospital
  in Elizabeth, New Jersey

                                    CLASS I

                             TERM EXPIRING IN 2000

                                          HAS SERVED    COMMON    OPTIONS/WARRANTS     TOTAL      PERCENTAGE OF
    NAME, AGE, PRINCIPAL OCCUPATION       AS DIRECTOR   SHARES      EXERCISABLE      BENEFICIAL    OUTSTANDING
       AND ADDITIONAL INFORMATION            SINCE       OWNED     WITHIN 60 DAYS    OWNERSHIP        STOCK
----------------------------------------  -----------   ------    ----------------   ----------   -------------
Aubrey C. Lewis, 64                          1995          795           6,667           7,462            *
  Vice President of Woolworth
  Corporation (a global retailer). Mr.
  Lewis is also a director of the United
  States Naval Academy Foundation, the
  University or Notre Dame, the Y.M.C.A.
  of Chinatown in New York City, and the
  New Jersey Sports and Exposition
  Authority
Liza M. Walsh, 40                            1995        1,000           6,667           7,667            *
  Partner at the law firm of Connell,
  Foley & Geiser, concentrating in
  complex commercial litigation.

NAMED EXECUTIVE OFFICERS AND CERTAIN OTHER BENEFICIAL OWNERS

                                                   COMMON      OPTIONS /WARRANTS      TOTAL       PERCENTAGE OF
                                                   SHARES         EXERCISABLE       BENEFICIAL     OUTSTANDING
                BENEFICIAL OWNER                    OWNED       WITHIN 60 DAYS      OWNERSHIP         STOCK
------------------------------------------------  ---------    -----------------    ----------    -------------
John W. Dwyer                                        69,920           50,001          119,921            *
  Executive Vice President,
  Chief Financial Officer
William G. Fanelli                                    6,000           25,000           31,000            *
  Senior Vice President, Operations
Cary A. Gaan                                            270           40,000           40,270            *
  Senior Vice President,
  Secretary and General Counsel
John H. Wildman                                      77,500           50,000          127,500            *
  Senior Vice President,
  Sales and Marketing
All directors and executive officers                815,481        3,326,142        4,141,623         15.6%
  as a group (12 persons)
Alliance Capital Management L.P. (1)(2)           2,366,470                         2,366,470         10.2%
Donaldson, Lufkin & Jenrette
  Securities Corporation (1)(2)
The Equitable Companies Incorporated (1)(2)
  1290 Avenue of the Americas
  New York, New York 10104
Janus Capital Corporation (1)(3)                  2,161,850                         2,161,850          9.3%
Thomas H. Bailey (1)(3)
Janus Special Situations Fund (1)(3)
  100 Fillmore Street
  Denver, Colorado 80206
Kingdon Capital Management Corporation (1)        1,321,200                         1,321,200          5.7%
  152 West 57th Street
  New York, New York 10019

---------------

(1) Represents a beneficial owner of more than 5% of the common stock based on the owner's reported ownership of shares of common stock in filings made with the Commission pursuant to Section 13(d) and 13(g) of the Securities Exchange Act of 1934, as amended. Information with respect to each beneficial owner is generally as of the date of the most recent filing by the beneficial owner with the Commission and is based solely on information contained in such filings.

(2) Represents 2,365,400 shares of common stock held by Alliance Capital Management L.P., a subsidiary of The Equitable Companies Incorporated, which acquired the shares of common stock solely for investment purposes on behalf of client discretionary investment advisory accounts. Alliance Capital has sole power to dispose of these shares. It has sole power to vote 758,900 of these shares of common stock and shares power to vote 1,590,700 of these shares of common stock. Also represents 1,070 shares of common stock held by Donaldson, Lufkin & Jenrette Securities Corporation, a subsidiary of The Equitable Companies Incorporated, which holds these shares of common stock for investment purposes. Each of these subsidiaries operates under independent management and makes independent voting and investment decisions. The Equitable Companies Incorporated, a parent holding company in accordance with Rule 13d-1, may be deemed to be the beneficial owner of these shares of Bally's common stock. AXA, a French parent holding company, beneficially owns a majority interest in The Equitable Companies Incorporated but does not admit beneficial ownership of any shares of Bally's common stock. AXA Conseil Vie Assurance Mutuelle, AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle and AXA Courtage Assurance Mutuelle, as a group acting as a parent holding company, control AXA but do not admit beneficial ownership of any shares of Bally's common stock.

(3) Janus Capital Corporation is a registered investment adviser which furnishes investment advice to several investment companies registered under Section 8 of the Investment Company Act of 1940 and individual and institutional clients. These investment companies and other clients hold the shares of common stock that are reported in this chart. Janus Capital may be deemed to be the beneficial owner of common stock held by these investment companies and clients, but disclaims any ownership of the common stock. Mr. Bailey owns approximately 12.2% of Janus Capital and serves as its President and Chairman of the Board. Mr. Bailey may be deemed to be the beneficial owner of common stock held by the investment companies and other clients of Janus Capital, but disclaims any ownership of the common stock. Janus Special Situations Fund is an investment company registered under the Investment Company Act and is one of the investment companies to which Janus Capital renders advice. Janus Special Situations Fund beneficially owns 1,897,600 shares.

                 INFORMATION RELATING TO THE BOARD OF DIRECTORS
                      AND CERTAIN COMMITTEES OF THE BOARD

     The board of directors held five meetings during 1998. Each director attended at least 75% of the aggregate number of meetings of the board of directors and all committees on which the director served during 1998.

     The board of directors has established an executive committee, an audit committee, a compensation committee and a nominating committee. The general functions of such committees, the identity of each committee member and the number of committee meetings held by each committee during 1998 are set forth below.

EXECUTIVE COMMITTEE

     The current members of the executive committee are Mr. Goldberg (Chairman), Mr. Hillman and Mr. Looloian. The executive committee is granted all the powers and rights necessary to exercise the full authority of the board of directors in the management of the business and affairs of Bally when necessary between meetings of the board of directors. The executive committee held one meeting during 1998.

AUDIT COMMITTEE

     The current members of the audit committee are Mr. Looloian (Chairman), Mr. Lewis and Dr. Mc Anally. The general functions of the audit committee include
(i) selecting the independent auditors (or recommending such action to the board of directors), (ii) evaluating the performance of the independent auditors and their fees for services, (iii) reviewing the scope of the annual audit with the independent auditors and the results of the audit with management and the independent auditors, (iv) consulting with management, the internal auditors and the independent auditors as to the systems of internal accounting controls, and
(v) reviewing the nonaudit services performed by the independent auditors and considering the effect, if any, on their independence. The audit committee held four meetings during 1998.

COMPENSATION COMMITTEE

     The current members of the compensation committee are Ms. Walsh (Chairman), Mr. Lewis and Dr. Mc Anally. The compensation committee is authorized and directed to (i) review and approve the compensation and benefits of Bally's executive officers, (ii) review and approve the annual salary plans, (iii) review management organization and development, (iv) review and advise management regarding the benefits, including bonuses, and other terms and conditions of employment of other employees, (v) administer Bally's 1997 Bonus Plan, Bally's 1996 Long-Term Incentive Plan, Bally's 1996 Non-Employee Directors' Stock Option Plan and any other plans that may be established, and
(vi) review and recommend for the approval of the board of directors the compensation of directors. The compensation committee held four meetings during 1998.

NOMINATING COMMITTEE

     The current members of the nominating committee are Mr. Goldberg (Chairman), Mr. Hillman and Mr. Lewis. The general functions of the nominating committee include recommending to the board of directors nominees for election as directors, consideration of the performance of incumbent directors in determining whether to nominate them for reelection and making recommendations with respect to the organization and size of the board of directors and its committees. The nominating committee did not hold any meetings during 1998.

     The nominating committee will consider nominees recommended by stockholders. Such a recommendation will be considered if submitted in writing addressed to Bally in care of "Chairman, Nominating Committee," accompanied by a description of the proposed nominee's qualifications and other relevant biographical information, and a written indication of the consent of the proposed nominee. Candidates for nomination as director are considered on the basis of their broad business, financial and public service experience, and should not represent any particular constituency, but rather the stockholders generally. The nominees should be highly regarded for capability and integrity within their fields or professions. In addition, the activities or associations of the nominees should not constitute conflicts of interest or legal impediments that might preclude service as a director. Moreover, nominees must be able, and must have expressed a willingness, to devote the time required to serve effectively as a director and as a member of one or more committees of the board of directors.

COMPENSATION OF DIRECTORS

     Members of the board of directors who are also employees of Bally do not receive any additional compensation for service on the board of directors or any committees of the board of directors. Members of the board of directors who are not employees of Bally presently receive an annual retainer of $27,500 plus a $1,000 stipend for each board of directors meeting attended. Non-employee directors presently receive additional stipends for service on committees of the board of directors of $500 per year for committee members and $1,000 per year for committee chairmen. Also, pursuant to Bally's 1996 Non-Employee Directors' Stock Option Plan (the "Directors' Plan"), each non-employee director of Bally is granted an option to purchase 5,000 shares of common stock upon the commencement of service on the board of directors, with another option to purchase 5,000 shares of common stock granted on the second anniversary thereof. Options under the Directors' Plan are generally granted with an exercise price equal to the fair market value of the common stock at the date of grant. Option grants under the Directors' Plan become exercisable in three equal annual installments commencing one year from the date of grant and have a 10-year term. Under the Directors' Plan, each of the non-employee directors of Bally was granted options to purchase 5,000 shares of common stock in both January 1996 and January 1998.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth, for each of the years indicated, the compensation paid by Bally to its Chief Executive Officer during 1998, and the four other most highly compensated executive officers of Bally as of December 31, 1998 (collectively, the "Named Executive Officers"). During these years, the Named Executive Officers were compensated in accordance with the plans and policies of Bally. All references to securities in the following table relate to awards of options to purchase common stock.

                           SUMMARY COMPENSATION TABLE

                                                                                                LONG-TERM
                                                         ANNUAL COMPENSATION               COMPENSATION AWARDS
                                                 -----------------------------------    -------------------------
                                                                        OTHER ANNUAL     RESTRICTED    SECURITIES    ALL OTHER
                                                              BONUS     COMPENSATION    STOCK AWARDS   UNDERLYING   COMPENSATION
      NAME AND PRINCIPAL POSITION         YEAR   SALARY($)   ($)(1)        ($)(2)          ($)(3)      OPTIONS(#)       ($)
----------------------------------------  ----   ---------   -------    ------------    ------------   ----------   ------------
Lee S. Hillman (4)                        1998    450,000    325,000                                                   28,635(6)
  President and Chief                     1997    375,000    125,000     3,499,700(5)     721,875       125,000        19,704
  Executive Officer                       1996     34,000                                               150,000
John W. Dwyer (7)                         1998    300,000    200,000                      655,900        35,000        19,635(6)
  Executive Vice President,               1997    225,000     75,000     1,407,381(5)     288,750        45,000        12,204
  Chief Financial Officer                 1996    170,600                                                35,000
  and Treasurer
William G. Fanelli                        1998    183,200     85,000                      468,500        20,000        11,813(6)
  Senior Vice President,                  1997    134,000     35,000                                     30,000        10,056
  Operations                              1996     12,600     10,000                                     15,000
Cary A. Gaan                              1998    225,000     95,000                      140,550        15,000         1,000(6)
  Senior Vice President,                  1997    225,000     45,000     1,407,381(5)     288,750        15,000           954
  Secretary and General                   1996    225,000     40,000                                     35,000        12,091
  Counsel
John H. Wildman                           1998    240,000     80,000                      140,550        15,000
  Senior Vice President,                  1997    200,000     70,000(8)  1,407,381(5)     288,750        15,000
  Sales and Marketing                     1996    200,000     40,000                                     45,000

---------------

(1) The 1998 bonus represents 50% of bonus earned in 1998 and 50% of bonus earned in 1997; both paid in March 1999. The remaining 50% of the 1998 bonus is to be paid by March 15, 2000, subject to certain forfeiture provisions. The 1997 bonus represents 50% of bonus earned in 1997 and paid in March 1998. See "1997 Bonus Plan."

(2) Certain incidental personal benefits to executive officers of Bally may result from expenses incurred by Bally in the interest of attracting and retaining qualified personnel. These incidental personal benefits made available to the Named Executive Officers during 1998 are not described herein because the incremental cost to Bally of such benefits is below the required disclosure threshold.

(3) In 1998, the number of shares of restricted stock awarded to Messrs. Dwyer, Fanelli, Gaan and Wildman was 35,000, 25,000, 7,500 and 7,500, respectively. The value of such shares was determined by the closing price of the common stock at the date of grant, net of consideration paid by each recipient. These shares were issued in the recipient's name and are held by Bally until the restrictions lapse. The restrictions on these shares lapse upon change in control of Bally, the recipient's death, termination of employment due to disability or the first date prior to December 31, 2000 which follows seven consecutive trading days on which the trading price equals or exceeds the targeted stock price of $42 per share. If the restrictions do not lapse prior to December 31, 2000, the shares will be forfeited to Bally.

    In 1996, the number of shares of restricted stock awarded to Messrs. Hillman, Dwyer, Gaan and Wildman was 150,000, 60,000, 60,000 and 60,000, respectively. The value of such shares was determined by the closing price of the common stock at the date of grant. Restrictions on these shares generally lapsed based upon the market price of the common stock reaching certain targeted stock prices unless less than half of such shares awarded vested within two years after the date of grant, at which time a number of shares would vest so that the total number of vested shares equaled 50% of the original grants. In addition, a recipient of these restricted stock awards receives a cash payment from Bally upon the lapse of restrictions in an amount sufficient to insure that the recipient receives the common stock net of all taxes imposed upon the recipient because of the receipt of such common stock and cash payment.

(4) Mr. Hillman served as Executive Vice President and Treasurer of Bally through October 7, 1996, when he became President and Chief Executive Officer of Bally. For serving in such capacities, Mr. Hillman received (i) an annual base salary of $22,500 through December 18, 1996 pursuant to his former employment agreement with Bally and (ii) an annual base salary of $375,000 from December 19, 1996 through December 31, 1997 pursuant to his former employment agreement with Bally. In addition, Mr. Hillman served as Executive Vice President, Chief Financial Officer and Treasurer of Bally Entertainment until December 18, 1996, when Bally Entertainment merged with and into Hilton Hotels Corporation. For serving in such capacities, Mr. Hillman received compensation from Bally Entertainment and was awarded non-qualified options to purchase shares of Bally Entertainment common stock during 1996. The compensation paid to Mr. Hillman by Bally Entertainment for 1996 was for services rendered to Bally Entertainment and all of its subsidiaries. Bally was a wholly owned subsidiary of Bally Entertainment until Bally Entertainment spun off Bally (the "Spin-off") to its stockholders on January 9, 1996.

(5) Represents amount paid by Bally for the tax gross-up upon the final vesting in August 1997 of the restricted stock awards described in Note (3) above.

(6) Represents amounts matched by Bally in connection with participation in Bally's savings plans.

(7) Mr. Dwyer also served as Vice President and Corporate Controller of Bally Entertainment until December 18, 1996. For serving in such capacities, Mr. Dwyer received compensation from Bally Entertainment and was awarded non-qualified options to purchase shares of Bally Entertainment common stock during 1996. Pursuant to the Transitional Services Agreement with Bally Entertainment, 75% of Mr. Dwyer's salary was allocated to Bally through December 18, 1996, at which time Bally began paying all of Mr. Dwyer's salary.

(8) Represents a $40,000 bonus earned in and paid to Mr. Wildman in 1997 and 50% ($30,000) of the bonus for 1997 for Mr. Wildman under Bally's 1997 Bonus Plan, which was paid in March 1998. The remaining 50% was paid in March 1999.

EMPLOYMENT AGREEMENTS

     Mr. Hillman and Bally entered into an employment agreement effective as of January 1, 1998. The agreement was for a three-year term through December 31, 2000 and provided for a base salary of $450,000, participation in Company bonus plans and a bonus payable at the discretion of Bally. Bally and Mr. Hillman reached an agreement in principle in February 1999 to extend the term through December 31, 2001 and increase his base salary to $550,000 effective January 1, 1999. In the event a change in control of Bally occurs and Mr. Hillman is asked to leave the employ of Bally or, absent cause, Mr. Hillman elects to terminate his employment because he has been constructively terminated, Mr. Hillman will be entitled to receive a lump sum payment equal to 36 months base salary and two times the average of bonuses (other than for 1996), if any, paid to Mr. Hillman by Bally for the three prior years, and assignment of insurance policies and health protection plans provided by Bally. In addition, if any of these payments precipitate an excise tax, Mr. Hillman is entitled to be paid the amount of those excise taxes plus a tax gross-up payment with respect to the excise tax payment. If a change in control of Bally had occurred on March 31, 1999 and Mr. Hillman was subsequently asked to leave the employ of Bally or, absent cause, constructively terminated, Mr. Hillman would be entitled to a payment of $2,100,000 under his employment agreement, as modified. Additionally, if a change in control of Bally had occurred on March 31, 1999, Mr. Hillman could elect, at his option, to terminate his employment and receive a lump sum of six months' salary ($275,000). The employment also provides that Mr. Hillman receive a demand registration right requiring Bally to file a shelf registration statement under the Securities Act of 1933, as amended, registering the 735,701 shares of common stock underlying the warrant held by Mr. Hillman.

     Mr. Dwyer and Bally entered into an employment agreement effective as of January 1, 1998 for a term of three years. The agreement provides for a base salary of $300,000 and a bonus payable at the discretion of

Bally. In the event there is a change in control of Bally and the successor in control, without cause, terminates the agreement, Mr. Dwyer will be paid a lump sum equal to 24 months base salary or an amount equal to his base salary for the balance of the three-year term, whichever is greater, and the greater of twice the bonuses paid by Bally to Mr. Dwyer for 1997 or the bonus, if any, for the prior year. In addition, if any of these payments precipitate an excise tax, Mr. Dwyer is entitled to be paid the amount of those excise taxes plus a tax gross-up payment with respect to the excise tax payment. If Mr. Dwyer is constructively terminated by the successor in control, the successor in control shall be deemed to have terminated Mr. Dwyer without cause, and Mr. Dwyer would be entitled to payment under his employment agreement. If a change in control of Bally had occurred on March 31, 1999 and Mr. Dwyer was subsequently asked to leave the employ of Bally, Mr. Dwyer would be entitled to a payment of $850,000 under his employment agreement. Additionally, if a change in control of Bally had occurred on March 31, 1999, Mr. Dwyer could elect, at his option, to terminate his employment and receive a lump sum payment equal to six months' salary ($150,000).

     Mr. Fanelli and Bally entered into an employment agreement effective as of September 1, 1998 for a term of three years and one month. The agreement provides for a base salary of $200,000 per year and a bonus payable at the discretion of Bally. In the event of a change in control of Bally and the successor in control, without cause, terminates the agreement, Mr. Fanelli will be paid a lump sum equal to 24 months base salary or an amount equal to his base salary for the balance of the three-year term, whichever is greater, and the greater of twice the bonuses paid by Bally to Mr. Fanelli for 1997 or the bonus, if any, for any year after 1997 but prior to the change in control. If Mr. Fanelli is constructively terminated by the successor in control, the successor in control shall be deemed to have terminated Mr. Fanelli without cause, and Mr. Fanelli would be entitled to payment under his employment agreement. If a change in control of Bally had occurred on March 31, 1999 and Mr. Fanelli was subsequently asked to leave the employ of Bally, Mr. Fanelli would be entitled to a payment of $662,500 under his employment agreement. Additionally, if a change in control of Bally had occurred on March 31, 1999, Mr. Fanelli could elect, at his option, to terminate his employment and receive a lump sum payment equal to six months' salary ($112,500).

     Mr. Gaan and Bally entered into an employment agreement effective as of March 20, 1997 for an initial term of three years, after which the agreement will continue from year to year unless terminated by either party in its discretion on six months' notice given prior to the expiration of the term. The agreement provides for a base salary of $225,000 per year and a bonus payable at the discretion of Bally. In the event of a change in control of Bally and the successor in control, without cause, terminates the agreement, Mr. Gaan will be paid a lump sum equal to 24 months base salary or an amount equal to his base salary for the balance of the three-year term, whichever is greater, and the greater of the average of the bonuses, if any, paid by Bally to Mr. Gaan for the three prior years and the bonus, if any, for the prior year. If Mr. Gaan is constructively terminated by the successor in control, the successor in control shall be deemed to have terminated Mr. Gaan without cause, and Mr. Gaan would be entitled to payment under his employment agreement. If a change in control of Bally had occurred on March 31, 1999 and Mr. Gaan was subsequently asked to leave the employ of Bally or was constructively terminated, Mr. Gaan would be entitled to a payment of $550,000 under his employment agreement.

     Mr. Wildman and Bally entered into an employment agreement effective as of January 1, 1998 for an initial term of three years. The agreement provides for an annual base salary of $240,000 and a bonus payable at the discretion of Bally. In the event of a change in control of Bally and the successor in control, without cause, terminates the agreement, Mr. Wildman will be paid a lump sum equal to 24 months base salary or an amount equal to his base salary for the balance of the three-year term, whichever is greater, and the greater of twice the bonuses, if any, paid by Bally to Mr. Wildman for 1997 or the bonus, if any, for any year after 1997 but prior to a change in control. For purposes of the agreement, if Mr. Wildman is constructively terminated by the successor in control, the successor in control shall be deemed to have terminated Mr. Wildman without cause. If a change in control of Bally had occurred on March 31, 1999 and Mr. Wildman was subsequently asked to leave the employ of Bally, Mr. Wildman would be entitled to a payment of $620,000 under his employment agreement. Additionally, if a change in control of Bally had occurred on March 31, 1999, Mr. Wildman could elect, at his option, to terminate his employment and receive a lump sum payment equal to six months' salary ($120,000).

MANAGEMENT RETIREMENT SAVINGS PLAN

     The board of directors has adopted the Bally Total Fitness Holding Corporation Management Retirement Savings Plan (the "Retirement Plan"). The Retirement Plan is a deferred compensation plan designed to permit a select group of management or highly compensated employees to enhance the security of themselves and their beneficiaries following retirement or other termination of their employment. The Retirement Plan is intended to be an unfunded "employee pension benefit plan" under the Employee Retirement Income Security Act of 1974, as amended, and is maintained by Bally. The Retirement Plan is not intended to be qualified under the Internal Revenue Code of 1986, as amended (the "Code"). The board of directors, in its sole discretion, designates those members of management or highly compensated employees who are eligible to participate in the Retirement Plan.

     The amount of compensation that may be deferred is presently limited pursuant to a schedule based upon the age of the participant at the beginning of or during the compensation year. For participants who are less than 50 years of age, a maximum of 25% of compensation may be deferred; for those who are 50 to 54 years of age, a maximum of 50% of compensation may be deferred; for those who are 55 to 59 years of age, a maximum of 75% of compensation may be deferred; and for those participants who are 60 years of age or older, a maximum of 100% of compensation may be deferred. During 1998, Bally provided a matching contribution of 50% of the first 10% of eligible compensation the participant deferred and 0% thereafter. Matching contributions are credited to a participant's matching account and become vested as follows: after one but less than two Years of Deferral (as defined) they become 33 1/3% vested, after two but less than three Years of Deferral they become 66 2/3% vested, and after more than three Years of Deferral they become fully vested. For this purpose, a "Year of Deferral" is credited with respect to a matching contribution for each completed calendar year commencing after the calendar year for which the matching contribution was made. A participant who separates from service will receive his benefits under the Retirement Plan in a lump sum. As soon as possible (but not later than five business days) after a change in control of Bally (as defined), all of the participants' accounts will become 100% vested.

     For 1998, Bally contributed $466,495 to the accounts of all participants in the Retirement Plan, of which $78,067 will be allocated to the accounts of all executive officers of Bally as a group. Named Executive Officers receiving allocations are as follows: Mr. Hillman, $28,635, Mr. Dwyer, $18,635, and Mr. Fanelli, $10,813.

1997 BONUS PLAN

     In February 1997, the compensation committee of the board of directors adopted the Bally Total Fitness Holding Corporation 1997 Bonus Plan (the "Bonus Plan"). The purpose of the Bonus Plan is to provide an additional performance incentive for certain senior executive and area management of Bally for 1997, 1998 and 1999 (the "Plan Years"). The compensation committee, based upon the recommendation of Bally's management, determines those employees who participate in the Bonus Plan.

     Two pools of participants are designated, with Pool One limited to Bally's senior executive management and Pool Two limited to Bally's senior area management. The bonuses for each of the pools of participants are based on increases in Bally's earnings for a Plan Year before interest, taxes, depreciation and amortization ("EBITDA") from the immediately preceding year (without giving effect, for Plan Year 1997, to the restatement of Bally's 1996 consolidated financial statements). Pool One and Pool Two receive allocations of 10% and 6% of the EBITDA increases for a Plan Year, respectively. Each participant in a pool has a determined participation percentage of the amount allocated to the respective pool, which is based upon the participant's responsibilities and contributions for the Plan Year. The participation percentages are designated by the compensation committee and are awarded in a manner such that the sum of the participation percentages relating to each pool will not exceed 100% of that pool. Each participant's share of the bonus amount for a Plan Year will equal the individual's participation percentage for the Plan Year multiplied by the amount allocated to the respective pool for such Plan Year. The bonus amounts are payable by March 15th of the calendar year following the Plan Year as follows: Plan Year 1997 bonus -- 50% of the bonus for 1997 to be paid by March 15, 1998; Plan Year 1998 bonus -- 50% of the bonus for 1997 and 50% of the bonus for 1998 to be paid by March 15, 1999; and Plan Year 1999 bonus -- 50% of the bonus for 1998 and 100% of the bonus for 1999 to be paid by March 15, 2000; provided, however, if Bally's EBITDA for the year following a Plan Year does not equal or exceed the EBITDA for that Plan Year, any unpaid bonus relating to that Plan Year (the 50% to be paid in the second year following the Plan Year) is limited by a Carryover Maximum (as defined), and any excess of the unpaid bonus over the Carryover Maximum shall be forfeited. To the extent that Bally's federal income tax deduction for remuneration to a participant is limited by Section 162(m) of the Code, payments under the Bonus Plan are deferred (with interest) until
Section 162(m) no longer limits the deduction.

     The determination of the participants and their participation percentages by the compensation committee remains in effect until participation ceases. A person ceases to be a participant immediately upon termination of employment with Bally for any reason whatsoever. A person who ceases to be a participant forfeits entitlement to future payments under the plan, other than amounts deferred because of the Section 162(m) limitation.

STOCK OPTION AND SAR GRANTS

     The following table sets forth certain information regarding options to purchase common stock granted to the Named Executive Officers during 1998. There have been no stock appreciation rights granted by Bally to date.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                                 POTENTIAL REALIZABLE
                                                                                                   VALUE AT ASSUMED
                                                                                                 ANNUAL RATES OF STOCK
                                                       INDIVIDUAL GRANTS                        PRICE APPRECIATION FOR
                                   ----------------------------------------------------------       OPTION TERM(2)
                                    OPTIONS       % OF TOTAL                                    -----------------------
                                   GRANTED(#)   OPTIONS GRANTED   EXERCISE PRICE   EXPIRATION       5%          10%
              NAME                    (1)        TO EMPLOYEES         ($/SH)          DATE         ($)          ($)
---------------------------------  ----------   ---------------   --------------   ----------   ----------   ----------
Lee S. Hillman

John W. Dwyer                        35,000           5.3           18.50           09/15/08      407,209    1,031,948

William G. Fanelli                   20,000           3.0           18.50           09/15/08      232,691      589,685

Cary A. Gaan                         15,000           2.3           18.50           09/15/08      174,518      442,264

John H. Wildman                      15,000           2.3           18.50           09/15/08      174,518      442,264

---------------

(1) One-third of the options granted may be exercised on the first anniversary of the date of grant, two-thirds after two years from the date of grant and 100% after three years from the date of grant. Each grant was made on the date which is ten years prior to the date of expiration set forth in the table.

(2) The potential realizable values represent future opportunity and have not been reduced to present value in 1998 dollars. The dollar amounts included in these columns are the result of calculations at assumed rates set by the Commission for illustration purposes. These rates are not intended to be a forecast of the common stock price and are not necessarily indicative of the values that may be realized by the Named Executive Officer. The potential realizable values are based on arbitrarily assumed annualized rates of stock price appreciation of 5% and 10% over the full ten-year term of the options. For example, in order for an individual named above who received options with an exercise price of $18.50 per share to realize the potential values set forth in the 5% and 10% columns in the table above, the price per share of the common stock would have to be approximately $30.14 and $47.98, respectively.

STOCK OPTION AND SAR EXERCISES

     The following table sets forth certain information concerning exercises of stock options during 1998 by each of the Named Executive Officers and their stock options outstanding as of December 31, 1998. There have been no SARs granted by Bally to date.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                    OPTION VALUES AT END OF LAST FISCAL YEAR

                                                      NUMBER OF SECURITIES                VALUE OF UNEXERCISED
                                                     UNDERLYING UNEXERCISED               IN-THE-MONEY OPTIONS
                      SHARES                      OPTIONS AT DECEMBER 31, 1998           AT DECEMBER 31, 1998(1)
                    ACQUIRED ON      VALUE      ---------------------------------   ---------------------------------
      NAME          EXERCISE(#)   REALIZED($)   EXERCISABLE(#)   UNEXERCISABLE(#)   EXERCISABLE($)   UNEXERCISABLE($)
-----------------   -----------   -----------   --------------   ----------------   --------------   ----------------
Lee S. Hillman                                     141,667           133,333          2,279,690         1,596,873
John W. Dwyer                                       38,335            76,665            570,018           636,857
William G.
  Fanelli                                           20,000            45,000            244,063           304,375
Cary A. Gaan                                        28,334            36,666            484,181           337,695
John H. Wildman                                     35,000            40,000            622,500           406,875

---------------

(1) Based on the closing price of common stock on the New York Stock Exchange on December 31, 1998, which was $24.875 per share.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     Bally was a wholly owned subsidiary of Bally Entertainment until the Spin-off in January 1996. Prior to the Spin-off and the formation of the compensation committee, Bally had entered into compensation arrangements with a number of its key executives. Following the Spin-off and considering Bally's situation at that time (historical losses and a need to improve cash flows), the compensation committee determined that compensation should be tied to increasing stockholder value and improving Bally's cash flows. Consequently, the compensation committee has made significant grants of stock awards and adopted the Bonus Plan, pursuant to which bonuses are granted based on improvements in Bally's cash flow. Most of the bonus compensation paid to key executives for 1997 and 1998 was pursuant to the Bonus Plan. Allocation among the key executives of the amounts available under the Bonus Plan, including allocation to Lee S. Hillman, President and Chief Executive Officer of Bally, was based on the compensation committee's subjective evaluation of each executive's contribution to Bally during the periods. The prime factors considered for 1998 were contribution toward accomplishing Bally's strategic plan, including improvement in Bally's financial position through operational improvements, the completion of an equity offering and debt offering, and contribution toward Bally's new initiatives and growth and expansion programs. The compensation committee felt that Mr. Hillman's contributions in these areas were substantial and, with the contributions of other key executives, were reflected in Bally's improved results.

     It was the compensation committee's view upon the Spin-off, and it remains the view of the compensation committee today, that the use of stock options, other stock awards and bonus compensation tied to improvements in operating performance aligns the interests of Bally's officers and other key employees with those of Bally's stockholders. The objective of these awards is to provide incentive to management to advance the long-term interests of Bally and its stockholders. Stock options and other stock awards produce value to management as the price of the common stock appreciates, thereby directly linking the interests of management with those of Bally's stockholders. Long-term bonus compensation based on the improvements in operating results provides incentive to management to advance those same long-term interests.

     The compensation committee believes that the improvement in Bally's operations and results since January 9, 1996 (the date the Spin-off was completed), supports the success of Bally's approach to compensation.

                                          Compensation Committee,

                                          Liza M. Walsh, Chairman
                                          Aubrey C. Lewis
                                          James F. Mc Anally, M.D.

                               PERFORMANCE GRAPH

                     Comparison of Cumulative Total Return
                    from January 9, 1996 to March 31, 1999*
           Bally Total Fitness Holding Corporation, S&P 500 Index and
             Russell 2000 Consumer Discretionary and Services Index

                                                          BALLY                      S&P 500                  RUSSELL 2000
                                                          -----                      -------                  ------------
1/9/96                                                     100                         100                         100
12/31/96                                                   165                         124                         117
12/31/97                                                   455                         165                         142
12/31/98                                                   517                         210                         148
3/31/99                                                    496                         220                         150

---------------

* Assumes $100 invested in Bally Total Fitness Holding Corporation common stock, the S&P 500 Index and the Russell 2000 Consumer Discretionary and Services Index on January 9, 1996, the date the Spin-off was completed. Total return for the S&P 500 Index and the Russell 2000 Consumer Discretionary and Services Index assumes reinvestment of dividends; there were no dividends declared on Bally Total Fitness Holding Corporation common stock.

           PROPOSED AMENDMENT TO BALLY'S 1996 LONG-TERM INCENTIVE PLAN

     The board of directors has adopted, subject to stockholder approval, an amendment solely to increase the number of shares of common stock available for grant under the 1996 Long-Term Incentive Plan of Bally Total Fitness Holding Corporation (the "Incentive Plan") to an aggregate of 4,600,000 shares. The current number of shares of common stock which may be granted under the Incentive Plan is 3,600,000 shares, of which 204,783 shares remained available for grant as of March 31, 1999.

     The amendment increasing the number of shares of common stock available for grant has been proposed by the board of directors in the belief that the Incentive Plan is accomplishing its goal of providing additional incentive to persons who can contribute significantly to the success of the business of Bally and that Bally should be in a position to continue to make grants under the Incentive Plan. Bally anticipates making additional grants of stock options or other awards in the future, thus making it necessary to amend the Incentive Plan by increasing the number of shares available for grant under the Incentive Plan. As of March 31, 1999, the closing price of a share of common stock as reported on the New York Stock Exchange was $23.875.

DESCRIPTION OF THE INCENTIVE PLAN

     In January 1996, the board of directors of Bally adopted the Incentive Plan. The Incentive Plan is intended to encourage ownership of common stock by officers and other key employees of Bally, to encourage their continued employment with Bally and to provide them with additional incentives to promote the success of Bally.

     The Incentive Plan authorizes the grant to officers and key employees of awards ("Awards") consisting of "incentive stock options," as that term is defined under the provisions of Section 422 of the Code, nonqualified stock options and restricted stock awards. The compensation committee administers the Incentive Plan and has sole discretion to determine those employees to whom Awards are granted, the number of Awards granted, the provisions applicable to each Award and the time periods during which Awards may be exercisable; provided, however, that no employee may receive options, and/or restricted stock subject to performance-based vesting, to acquire more than 500,000 shares of common stock during any given year.

     The compensation committee may grant incentive stock options, non-qualified stock options, or a combination of the two. The exercise price of each incentive stock option may not be less than the fair market value of the common stock on the date the option is granted. Under the Incentive Plan, fair market value is generally the closing price of the common stock on the New York Stock Exchange on the last business day prior to the date on which the value is to be determined. Unless the compensation committee determines otherwise, the option price per share of any non-qualified stock option shall be the fair market value of the common stock on the date the option is granted. The exercise price of each incentive stock option granted to any stockholder possessing more than 10% of the combined voting power of all classes of capital stock of Bally, or, if applicable, a parent or subsidiary of Bally, on the date of grant must not be less than 110% of the fair market value on that date, and no such option may be exercisable more than five years after the date of grant.

     Options granted will be exercisable for a term of not more than ten years from the date of grant. In addition, no employee may be granted an incentive stock option to the extent the aggregate fair market value, as of the date of grant, of the common stock with respect to which incentive stock options are first exercisable by such employee during any calendar year exceeds $100,000.

     Restricted stock awards are rights granted by the compensation committee to receive shares of common stock subject to forfeiture and other restrictions determined by the compensation committee. Until the restrictions with respect to any restricted stock award lapse, the shares will be held by Bally and may not be sold or otherwise transferred by the employee. Except as otherwise determined by the compensation committee, until the restrictions lapse, the shares will be forfeited if the employee's employment is terminated for any reason other than death, disability or retirement on or after the employee's attainment of 65 years of age. Except as otherwise determined by the compensation committee, all restrictions shall lapse upon the earliest of the death, disability or retirement of the recipient employee on or after the employee's attainment of 65 years of age. Unless the compensation committee determines otherwise, one-third of the shares subject to a restricted stock award will vest on each anniversary of the date of grant. Certain grants of restricted stock awards will vest, in part or in whole, on the achievement of specified performance targets.

     Bally may make cash payments to an employee who receives an Award of restricted stock in an amount equal to the aggregate amount of federal, state and local income taxes which such employee would be required to pay as a result of (i) the receipt or vesting of shares of common stock pursuant to any Award of restricted stock and (ii) his receipt of any such cash payment.

     Awards granted under the Incentive Plan are subject to adjustment upon a recapitalization, stock split, stock dividend, merger, reorganization, liquidation, extraordinary dividend, or other similar event affecting the common stock. An Award is not transferable other than to immediate family members, trusts or corporations for their benefit or certain charities or, other than by will or the laws of descent and distribution or, in certain circumstances, pursuant to a qualified domestic relations order, and an Award may be exercised, during the lifetime of the holder of the Award, only by the holder, or the holder's personal representative in the event of disability.

     In the case of a change in control of Bally, the board of directors may, in its sole discretion, determine, on a case-by-case basis, taking into account the purposes of the Incentive Plan, that each Award granted under the Incentive Plan will terminate 90 days after the occurrence of such change in control, but, in the event of any such termination (i) an option holder will generally have the right, commencing at least five days prior to the change in control and subject to any other limitation on the exercise of the option in effect on the date of exercise, to immediately exercise any options in full to the extent they previously have not been exercised and (ii) restricted stock awards will vest.

     The Incentive Plan will terminate on January 3, 2006, and Awards shall not be granted under the Incentive Plan after that date although the terms of any Award may be amended in accordance with the Incentive Plan at any date prior to the end of the term of such Award. Any Awards outstanding at the time of termination of the Incentive Plan will continue in full force and effect according to the terms and conditions of the Award and the Incentive Plan.

     The Incentive Plan may be amended by the board of directors, provided that stockholder approval may be necessary pursuant to Section 422 of the Code or Rule 16b-3 of the regulations of the Exchange Act, and provided further that no amendment may impair any rights of any holder of an Award previously granted under the Incentive Plan without the holder's consent.

FEDERAL INCOME TAX CONSEQUENCES -- NON-QUALIFIED STOCK OPTIONS

     The issuance of a non-qualified stock option under the Incentive Plan will not result in any taxable income to the recipient employee or a tax deduction to Bally at the time of grant. Generally, an employee to whom a non-qualified stock option has been granted will recognize ordinary income at the time the employee exercises the option and receives shares of common stock in an amount equal to the excess of the fair market value of such shares on the date of exercise over the option price.

     Notwithstanding the foregoing, upon the exercise of a non-qualified stock option by a person subject to Section 16 of the Exchange Act ("Section 16"), the acquisition date of the shares of common stock for federal income tax purposes and the time of recognition of income will be postponed as long as the sale of the shares of common stock could subject the person to suit under the "short swing profit" provisions of Section 16, unless such person elects to be taxed on the date of exercise. Furthermore, the amount of income recognized by the recipient employee will be the excess of the fair market value of such shares of common stock at the end of the postponement period (rather than at the date of exercise) over the option price.

     Generally, under the Section 16 regulations, a person subject to Section 16 (a "Section 16 person") may exercise an option and sell the underlying stock immediately without being subject to suit under the "short swing profit" provisions as long as such person has held the option and/or the underlying stock for an aggregate of six months. Generally, if the Section 16 person exercises a stock option within the first six months following the date of grant, then (except in certain cases involving death or incompetence) taxation will be deferred, and the amount of income will generally be measured six months following the date of grant (unless the person elects to be taxed on the date of exercise) because the sale of the underlying stock before this date would subject the Section 16 person to suit under the "short swing profit" provisions.

     Bally is entitled to a tax deduction corresponding to the amount of income recognized by the employee as a result of the exercise of a non-qualified stock option for the year in which the employee recognizes such income for federal income tax purposes.

FEDERAL INCOME TAX CONSEQUENCES -- INCENTIVE STOCK OPTIONS

     Neither the receipt nor exercise of an incentive stock option is a taxable event to the employee, and if the recipient employee does not dispose of the shares of common stock acquired under an incentive stock option prior to the expiration of the requisite holding periods described below, any gain resulting from the sale of such shares will be long-term capital gain. In such case, Bally would not be entitled to any tax deduction with respect to the grant or exercise of the option. The difference between the fair market value of the shares of the common stock on the date of exercise and the option price is a tax preference item which may cause the employee to incur an alternative minimum tax in the year of exercise. The minimum statutory holding periods are two years from the date the option is granted and one year from the date the employee receives his shares of common stock pursuant to the exercise of the incentive stock option. The statutory holding period for incentive stock options is waived in the event of the employee's death.

     If the shares of common stock are disposed of before the end of either of such statutory holding periods (a "disqualifying disposition"), the lesser of
(i) the difference between the option price and the fair market value of such shares on the date of exercise, or (ii) the total amount of gain realized on the sale must be reported by the employee as ordinary income, and Bally would be entitled to a tax deduction in that amount. The remaining gain, if any, would be taxed to the employee as capital gain.

     Notwithstanding the foregoing, if the employee is subject to Section 16 at the time of a disqualifying disposition, the acquisition date of the shares and the time of recognition of income will be postponed as long as the sale of shares could subject the employee to suit for "short swing profit," unless he elects to be taxed immediately. In addition, the amount of income recognized will be the lesser of (i) the difference between the option price and the fair market value of such shares at the end of the postponement period (rather than at the date of exercise), or (ii) the total amount of gain realized on the sale. See "Federal Income Tax Consequences -- Non-Qualified Stock Options" for a discussion of options and Section 16.

FEDERAL INCOME TAX CONSEQUENCES -- RESTRICTED STOCK AWARDS

     Generally, an employee to whom a restricted stock award is made will recognize ordinary income for federal income tax purposes in an amount equal to the excess of the fair market value of the shares of common stock received at the time the shares first become transferable or are no longer subject to a substantial risk of forfeiture over the purchase price, if any, paid by the employee for such common stock, and such amount will then be deductible for federal income tax purposes by Bally. For tax purposes, in addition to other restrictions, the common stock is considered to be subject to a substantial risk of forfeiture as long as the sale of the shares could subject the employee to suit under the "short swing profit" provisions of Section 16. Alternatively, if the recipient of a restricted stock or stock bonus award so elects, the recipient will recognize ordinary income on the date of grant in an amount equal to the excess of the fair market value of the shares of common stock (without taking into account any lapse restriction) on such date, over the purchase price, if any, paid by the employee for such common stock, and such amount will then be deductible by Bally. In the event of the forfeiture of the common stock included in a restricted stock award, the employee will not be entitled to any deduction except to the extent the employee paid for such common stock. Upon a sale of the common stock included in the restricted stock award, the employee will recognize capital gain or loss, as the case may be, equal to the difference between the amount realized from such sale and the employee's tax basis for such shares of common stock.

     Under Section 16, the grant of a restricted stock award pursuant to the Incentive Plan will generally be exempt from the "short swing profit" provisions only if the common stock is held at least six months prior to its sale. Therefore, the taxation of a restricted stock award to a Section 16 person will generally be deferred for such six-month period unless the Section 16 person elects to be taxed immediately. The vesting of restricted stock is exempt for
Section 16 purposes.

FEDERAL INCOME TAX CONSEQUENCES -- CASH GROSS-UP PAYMENTS

     Any cash payment received in conjunction with an Award of restricted stock under the Incentive Plan will be taxed to the employee as ordinary income at the time he receives it, and Bally will be entitled, subject to the limitations of Sections 280G and 162(m) of the Code, to a corresponding tax deduction at such time.

     The affirmative vote of holders of a majority of the shares of common stock represented in person or by proxy at the annual meeting is required to approve this amendment. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR GRANT UNDER THE INCENTIVE PLAN FROM 3,600,000 SHARES TO 4,600,000 SHARES.

                          TRANSACTIONS WITH MANAGEMENT

     A partnership in which Mr. Goldberg is a 20% limited partner purchased a facility in February 1993 from the Federal Deposit Insurance Corporation and sold the facility in March 1998. Bally leases this facility for one of its fitness centers. Rent paid through March 1998 was approximately $169,000. The proportionate share of this rent for Mr. Goldberg was approximately $34,000. During 1998, Bally paid approximately $793,000 for goods and services from a company which employed a relative of Mr. Hillman. Based on Bally's receipt of competitive bids for similar items, Bally believes that the terms of these arrangements are at least as favorable to Bally as those which could be obtained from unrelated parties.

                                    AUDITORS

     The board of directors, upon the recommendation of the audit committee, has approved the selection of Ernst & Young LLP as Bally's independent auditors for 1999. Representatives of Ernst & Young LLP will be present at the annual meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                                 OTHER BUSINESS

     In addition to the matters described above, there will be a brief presentation by the President and Chief Executive Officer and a general discussion period during which stockholders will have an opportunity to ask questions.

     Management knows of no other business to be presented for action at the annual meeting. If other matters properly come before the annual meeting or any adjournment thereof, the persons named as proxies will vote upon them in accordance with their best judgment.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Bally is required to identify any director, executive officer, beneficial owner of more than ten percent of the common stock or any other person subject to Section 16 of the Exchange Act that failed to file on a timely basis, as disclosed in their forms, reports required by Section 16(a) of the Exchange Act. Based on a review of forms submitted to Bally, Bally believes that during 1998 all such filing requirements were complied with by its directors and executive officers.

                            EXPENSE OF SOLICITATION

     The cost of this solicitation will be borne by Bally. In addition to the use of the mail, proxy solicitation may be made by telephone, telegraph and personal interviews by regular employees of Bally. Bally has retained MacKenzie Partners, Inc., 156 Fifth Avenue, New York, New York 10010, to assist in the soliciting of proxies and will pay that firm a fee of $6,500, plus out-of-pocket expenses for such services. Bally will also reimburse brokerage houses and others for their reasonable expenses in forwarding proxy materials to beneficial owners of common stock.

               STOCKHOLDER PROPOSALS FOR THE 2000 ANNUAL MEETING

     Bally expects to hold its next annual meeting of stockholders before June 30, 2000. Accordingly, stockholder proposals for inclusion in the proxy materials relating to the next annual meeting must be received by Bally at its principal executive offices on or before January 1, 2000. In accordance with Bally's bylaws, Bally must receive, in writing, a stockholder proposal at least sixty days before the annual meeting in order for it to be voted on at the annual meeting. Stockholder proposals should be directed to Cary A. Gaan, Secretary, Bally Total Fitness Holding Corporation, 8700 West Bryn Mawr Avenue, Chicago, Illinois 60631.

                                 ANNUAL REPORT

     A copy of Bally's 1998 annual report, which contains the consolidated financial statements of Bally, accompanies this proxy statement. Bally will provide without charge to any stockholder as of the record date who so requests in writing copies of its Form 10-K and, if specifically requested, the exhibits thereto. Requests for such copies should be directed to Cary A. Gaan, Secretary, Bally Total Fitness Holding Corporation, 8700 West Bryn Mawr Avenue, Chicago, Illinois 60631.

                                          By order of the board of directors,

                                          Cary A. Gaan, Secretary
Chicago, Illinois
April 12, 1999

                    PLEASE EXECUTE, DATE AND RETURN PROMPTLY
                         THE ENCLOSED PROXY CARD IN THE
                        POSTAGE-PAID ENVELOPE PROVIDED.

                                      LOGO
                                      LOGO

                    BALLY TOTAL FITNESS HOLDING CORPORATION
                           8700 WEST BRYN MAWR AVENUE
                            CHICAGO, ILLINOIS 60631
                              WWW.BALLYFITNESS.COM

PROXY                                                                      PROXY

                    BALLY TOTAL FITNESS HOLDING CORPORATION
              8700 West Bryn Mawr Avenue, Chicago, Illinois 60631

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Lee S. Hillman and Cary A. Gaan, or either of them, proxies of the undersigned with full power of substitution, to vote all shares of the undersigned at the annual meeting of stockholders of Bally Total Fitness Holding Corporation to be held at 9:00 a.m. (local time) on June 10, 1999 at Bally's fitness center located at 2000 L Street NW, Washington, D.C. 20036 or at any postponement or adjournment thereof.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSALS NUMBER (1) AND (2).

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS NUMBER (1) AND (2). SEE REVERSE SIDE.

                                                   (Comments/Change of Address)

                                                  ------------------------------

                                                  ------------------------------

                                                  ------------------------------

                                                  ------------------------------
                                                  (If you have written in the
                                                  above space, please mark the
                                                  corresponding box on the
                                                  reverse side)

 ................................................................................

                              FOLD AND DETACH HERE

              ENTRANCE PASS -- 1999 ANNUAL MEETING OF STOCKHOLDERS

              THIS IS AN ENTRANCE PASS FOR THE 1999 ANNUAL MEETING
          OF STOCKHOLDERS OF BALLY TOTAL FITNESS HOLDING CORPORATION.
   IN ORDER TO ATTEND THE ANNUAL MEETING, YOU MUST BRING THIS PASS WITH YOU.

                    BALLY TOTAL FITNESS HOLDING CORPORATION
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [ ]

                                            FOR   WITHHOLD  FOR ALL
                                            ALL      ALL    EXCEPT                                              FOR  AGAINST ABSTAIN

1. Election of the following Class III      [ ]     [ ]       [ ]        2. Approval of an amendment to Bally's [ ]    [ ]     [ ]
   director nominees for three-year terms                                   1996 Long-Term Incentive Plan to
   expiring in 2002:                                                        increase the number of shares
   Arthur M. Goldberg                                                       available for grant under the plan.
   J. Kenneth Looloian                                                      THE BOARD OF DIRECTORS RECOMMENDS A
   THE BOARD OF DIRECTORS RECOMMENDS A                                      VOTE FOR THE ABOVE AMENDMENT.
   VOTE FOR ALL THE ABOVE NOMINEES.                                      3. In their discretion on all other
                                                                            matters as may properly come before
 ----------------------------------------                                   the annual meeting.
 Nominee Exception

                                                         Comments/                  Date:                                , 1999
                                                          Change                         --------------------------------
                                                            of     [ ]
                                                          Address
                                                                                    -------------------------------------------
                                                                                    Signature(s)


                                                                                    -------------------------------------------
                                                                                    Signature(s)

                                                                                    Note: Please sign as name appears hereon.
                                                                                    Joint owners should each sign. When signing
                                                                                    as attorney, executor, administrator, trustee,
                                                                                    or guardian, please give full title as such.


 ................................................................................

                              FOLD AND DETACH HERE

   PLEASE VOTE, SIGN EXACTLY AS NAME APPEARS ABOVE, DATE, AND RETURN PROMPTLY
             THIS PROXY FORM IN THE POSTAGE-PAID ENVELOPE PROVIDED.